UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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X   Definitive Information Statement

TRIMAX CORPORATION

(Name of Registrant as Specified in Its Charter)

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    TRIMAX CORPORATION

         375 University Ave, Suite 900

         Toronto, Ontario M5G 2J5

         (416) 907-5785

NOTICE OF PROPOSED ACTION

by Written Consent of a Majority of the Outstanding Common Stock

to be taken on or about August  4, 2009

To the Stockholders of TRIMAX CORPORATION:

Notice is hereby given to all stockholders that a majority action of the stockholders (the “Action”) of TRIMAX CORPORATION, a Nevada corporation (“Trimax” or the “Company"), was taken on July 15, 2009 by the holders of a majority of the outstanding shares of Common Stock of Trimax in accordance with Sections 78.315 and 78.320, respectively, of the Nevada Revised Statutes (“NRS”). These 23 stockholders collectively own in excess of the required majority of the outstanding voting securities of Trimax necessary for the adoption of the action.  The Action taken by the majority stockholders consisted of electing new directors for the Company. The appointment of the new directors will be effected on or after 20 days from the date this Information Statement is mailed to stockholders and is expected to be on or about August 5, 2009.

Only stockholders of record at the close of business on June 18, 2009 will be entitled to receipt of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Approximate date of mailing: July 16, 2009

TRIMAX CORPORATION

         375 University Ave, Suite 900

         Toronto, Ontario M5G 2J5

         (416) 907-5785

INFORMATION STATEMENT

Action by a Majority of Stockholders

This Information Statement is first being furnished on or about July 16, 2009 to the holders of the Common Stock, $0.001 par value per share, of Trimax Corporation (“Trimax”) as of the close of business on June 18, 2009 (the “Record Date”), in connection with action by the holders of a majority of the issued and outstanding shares of the voting Common Stock of Trimax, taken on July 16, 2009, in accordance with Section 78.320 of the Nevada Revised Statutes.

 Pursuant to Section 78.320 of the Nevada General Corporation Law, the holders of a majority of a corporation's voting power may take any action by execution of a written consent that could have been taken at a meeting of the stockholders. On July 16, 2009, a total of 23 stockholders owning 4,340,491 shares of the 7,250,725 shares of common stock outstanding as of June 18, 2009, (the “Consenting Stockholders”) have consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Act and Trimax’s Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of Trimax for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

There will not be a meeting of shareholders, and none is required under Nevada General Corporation Law when an action has been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

The action taken consisted of electing new directors for the Company for the ensuing year or to the next Annual General Meeting of the Company. The persons owning the majority of the outstanding voting Common Stock of Trimax have unanimously elected the following new directors for the Company: John Riccio, Naim Chaudry and Gary Newman. No other votes are required or necessary. See the section of this Information Statement entitled “Vote Required for Approval” below. This action is expected to become effective on or about August 5, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the election of directors.

Voting Securities and Principal Holders Thereof

The Stockholders fixed the close of business on June 18, 2009 as the record date for the determination of the common stockholders entitled to notice of the majority stockholder action by written consent.

On the record date, Trimax had 7,250,725 shares of Common Stock, $0.001  par value, issued and outstanding. The affirmative vote of the holders of a majority of the outstanding shares of the Company was required to elect directors for the coming year. The holders of 4,340,491 shares of voting Common Stock, or 59.9% of the Company's outstanding shares on the record date, signed a written consent to take the proposed action on July 16, 2009. This consent is sufficient, without further stockholder action, to effect the nomination and election of directors by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of June 18, 2009, certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, $0.001 par value per share, as adjusted to reflect the share ownership for (i) each executive officer or director of the Company who beneficially owns shares; (ii) each stockholder known to the Company to beneficially own five percent or more of the outstanding shares of its common stock; and  (iii) all executive officers and directors as a group.  The Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All of the beneficial owners listed are accessible at 2 Lombard Street, Suite 204, Toronto, Ontario M5C-1M1, the Company’s principal offices.

NAME OF STOCKHOLDER	SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS OWNED
John Riccio - Director	0	0.0%
Gary Newman – Director	0	0.0%
Naim Chaudry - Director	225,851	3.1%
All Executive Officer and Directors as a Group (3 persons)	225,851	3.1%

Interest of Certain Persons In Or Opposition To Matters To Be Acted Upon

None

Vote Required for Approval

The procedure and requirements to effect an election of directors of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

The stockholders of Trimax owning and having voting power in excess of 50% of the outstanding voting securities of Trimax, as of the record date, have nominated and elected the new directors for the Company.  No further votes are required to effect the action.

On July 16, 2009, the Consenting Stockholders elected a new Board of Directors for the Company by written consent of the majority of shareholders of the Company.

Election of Directors to the Board

The Stockholders of Trimax nominated and elected the following people to the Board of Directors for the Company for the following year: John Riccio, Naim Chaudry, and Gary Newman. The Consenting Stockholders approved the election of the above directors. The appointment of the new directors will be effected on or after 20 days from the date this Information Statement is mailed to stockholders and is expected to be on or about August 5, 2009.

The Company currently has three directors. The Company anticipates increasing the size of the board of directors to accommodate one or more additional independent directors with appropriate industry, financial or business backgrounds. However, no assurances can be given that we will be successful in attracting such additional directors. Any vacancy occurring on the board of directors (including any vacancy caused by newly created directorships) may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director.

Compensation of Directors

The Company’s directors presently serve without compensation, but are entitled to reimbursement for reasonable and necessary expenses incurred on our behalf. The Company’s bylaws specifically grant our board of directors with the necessary authority to fix the compensation of the directors.

Executive Officers and Directors

The executive officers and directors and their ages are as follows:

Name Age Position -------------------------------------------------------------------------- Gary Newman 65 Director John Riccio 52 Director Naim Chaudry 58 Director

Mr. Gary Newman, former Vice Consul of Peru, directed the sales and marketing divisions of both Finning Tractor and RivTow Straits (at one time the North West’s largest Tug Boat and Barge operation, with 47 subsidiary companies). Mr. Newman has been working with Global Lottery Corporation full time since 2001.

Mr. John Riccio has been a businessman and consultant to business for over 25 years. Mr. Riccio has been the Chief Financial Officer and/or Director for VIPR Industries Inc., a junior mining company, for the past 2 years. As well as performing as the CFO of VIPR, Mr. Riccio has spent significant time in Europe and has been associated with several European mining companies as a consultant and has secured financing for various mining related firms in Europe.

Mr. Naim Chaudry has a Diploma in Electrical Engineering and has been working in the Television and Radio Industry and in the Telecommunications business as an owner and operator. For the past five years, Mr. Chaudry has been President and sole owner of DSPTV and DSPRadio, a private Ontario company that is involved in assisting businesses in marketing themselves through Television and Radio.

Where You Can Find More Information

Trimax is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Company Contact Information

All inquiries regarding Trimax should be addressed to Trimax Corporation, at:

375 University Ave, Suite 900, Toronto, Ontario M5G 2J5.

Other Matters

A copy of the Company’s recent 10-K filing is enclosed herewith by reference.

Dated: July 16, 2009

_/s/ John Riccio ______________

John Riccio, Director

_/s/ Naim Chaudry ______________

Naim Chaudry, Director

_/s/ Gary Newman ______________

Gary Newman, Director